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                                                                     FORM 10-QSB

            UNIVERSAL FRANCHISE OPPORTUNITIES CORP. AND SUBSIDIARIES

                                  EXHIBIT 11(a)
                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                For the three months ended
                                                          March 31,
                                            -----------------------------------
                                                 1996                   1995
                                            --------------          -----------
PRIMARY

Income (loss) from continuing
  operations                                ($     171,493)         ($  257,671)

Income (loss) from discontinued
  operations                                $         --            ($   77,237)
                                            --------------          -----------
Net income (loss)                           ($     171.493)         ($  334,908)
                                            ==============          ===========
Weighted average number of common
  shares outstanding during the
  period                                         2,812,980            2,812,980
                                            ==============          ===========
Primary income (loss) per common
  share-continuing operations               ($        0.06)         ($     0.09)
Primary income (loss) per common
  share-discontinued operations                       --                  (0.03)
                                            --------------          -----------
Primary income (loss) per common
  share                                     ($        0.06)         ($     0.12)
                                            ==============          ===========